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                                                                    EXHIBIT 99.2

                     CERTIFICATE OF DESIGNATION OF SERIES A
                                 PREFERRED STOCK

                                       of

                       FIRST VIRTUAL HOLDINGS INCORPORATED

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

        We, the undersigned duly authorized officers of First Virtual Holdings Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, do hereby certify:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company on October 13, 1997, adopted the following resolution creating a series of 1,000 shares of Series A Preferred Stock, par value $0.001 per share:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation, a series of Series A Preferred Stock of the Company be and it hereby is created, that the shares of such series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), that the number of shares constituting such series shall be 1,000 and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


1. For purposes of this Certificate of Determination and the Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the Series A Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series A Preferred Stock and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series A Preferred Stock and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Determination there is not outstanding any Parity Preferred Stock or Senior Stock.

2. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of Series A Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or common stock of the Company (the "Common Stock") by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of Series A Preferred Stock shall be $5,000 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series A


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Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Series A Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.


3. The holders of the Series A Preferred Stock shall be entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing January 1, 1998, which accrues from the date of issuance at the annual rate of $350 per share. The dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the last reported sales prices therefor on the NASDAQ National Market on the last five trading days prior to the date of the payment.


4.      Conversion


        (a) The holder shall have the right at any time in its sole discretion, to convert the Series A Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of Common Stock equal to $5,000 per share converted divided by the Conversion Price. The "Conversion Price" means the lesser of (1) $5.50 (the "Cap") or (2) 80% (the "Percentage") of the average of the closing bid price of a share of Common Stock of the Company during the ten trading days prior to such conversion.

        (b) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax, overnight courier service or personal delivery) of such election and shall surrender the stock certificates representing the Series A Preferred Stock to be converted to the Company for cancellation. Conversion shall be effective upon the giving of such notice.

        (c) All shares of Series A Preferred Stock outstanding as of September 30, 2001 shall automatically convert into Common Stock on that date at the Conversion Price then in effect, but only if the Company's listing on the NASDAQ National Market has been in effect at all times from and after September 30, 2000, and only if the Common Stock issuable upon conversion of the Series A Preferred Stock may then be resold publicly pursuant to an effective registration statement under the Securities Act of 1933 or under Rule 144 thereunder and only to the extent such conversion would not violate Section 5 of the Private Placement Purchase Agreement between the Company and certain investors of even date herewith (the "Private Placement Purchase Agreement").

        (d) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock as herein provided, twice the number of shares of Common Stock as shall from time to time be issuable upon the conversion of the Series A Preferred Stock.

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        (e)    The Percentage and the Cap shall each be reduced by two
               percentage points for each full 30-day period after the 135th day after the date hereof in which the Registration Statement (as defined in a Private Placement Purchase Agreement) has not been declared effective, except to the extent that the effectiveness of the Registration Statement has been delayed pursuant to
               Section 4(g) of the Private Placement Purchase Agreement, provided that neither the Cap nor the Percentage shall ever be less than 50% of its initial value. The preceding sentence shall not limit any other rights or remedies of the holders of Series A Preferred Stock as a result of the breach by the Company of any provisions herein relating to the Registration Statement or otherwise.

        (f) The Cap shall be equitably adjusted in case the Company shall issue Common Stock as a dividend upon Common Stock, shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

        (g)    Mergers, Consolidation or Sale

               If any consolidation or merger of the Company into another corporation whose aggregate capitalization is at least $250,000,000, or the sale or conveyance of all or substantially all of its assets to any corporation with such capitalization, or any consolidation or merger or sale of assets for exclusively cash consideration, shall be effected, then, as conditions precedent to such transaction, (1) the holders of the Series A Preferred Stock shall receive not less than 10 days' prior written notice of such transaction, and (2) upon the consummation of such transaction (in lieu of the shares of Common Stock immediately theretofore receivable with respect to such Series A Preferred Stock, upon the exercise of conversion rights) the holders of the Series A Preferred Stock shall be issued such publicly traded shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock receivable in such consolidation, merger or sale with respect to such Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to the consummation thereof. If any other consolidation, merger or sale of all or substantially all the Company's assets shall be effected, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction.

        (h) Shares of Series A Preferred Stock shall be convertible at any time only to the extent that holder thereof would not as a result of such conversion beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The opinion of counsel to such holder shall prevail in the event of any dispute on the calculation of the holder's beneficial ownership.

        (i) Should a holder of Series A Preferred Stock propose to convert any Series A Preferred Stock at a Conversion Price which is less than $4.00, the Company shall have the


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               option to redeem all (but not any part) of the shares proposed to be converted at a redemption price of $6,000 per share, plus any accrued but unpaid dividends. The option shall be exercisable by written notice from the Company to such holder which is given within four business days of delivery of notice of conversion by such holder and which is accompanied by payment of the redemption price in full.


5. Certain Payments. In the event the Company fails within five business days after conversion to deliver to a holder of Series A Preferred Stock certificates for shares of Common Stock issued upon conversion of any shares of Series A Preferred Stock, or if the Company fails timely to make any required redemption payment in respect of any shares of Series A Preferred Stock, then, without limiting such holder's other rights and remedies (including, without limitation, rights and remedies available to such holder upon an event of default), the Company shall forthwith pay to such holder an amount accruing at the rate of $250 per day for each share of Series A Preferred Stock until such certificates for shares of Common Stock are delivered. In no event shall the aggregate amount for any day of all such payments for all Series A Preferred Stock then outstanding exceed $7,500.


6. Without the consent of a majority-in-interest of the holders of the Series A Preferred Stock, the Company shall not create any class of equity security which is senior to or in parity with the Series A Preferred Stock in liquidation rights, other than in connection with the sale of shares to existing stockholders of the Company; or to an entity whose relationship with the Company creates intangible value for the Company; or to fund merger and/or acquisition related activity.


7. All share, redemption and similar amounts referred to herein are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar events.


        IN WITNESS WHEREOF, First Virtual Holdings Incorporated has caused this Certificate of Designation to be executed by Lee H. Stein, its Chief Executive Officer attested by Philip Bane, its Secretary, this 15th day of October, 1997.



                                    FIRST VIRTUAL HOLDINGS INCORPORATED

                                    /s/ LEE H. STEIN

                                    Lee H. Stein, Chief Executive Officer

ATTEST


/s/ PHILIP BANE

Philip Bane, Secretary